As filed with the Securities and Exchange Commission on July 2, 2026

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTWATER RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2212772
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(Address, including zip code, of principal executive offices)

Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended

Westwater Resources, Inc. 2022 Employment Inducement Incentive Award Plan, as amended

(Full titles of the plans)

Steven M. Cates

Senior Vice President – Finance and Chief Financial Officer

Westwater Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(303) 531-0516

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Leah Neumann

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, Colorado 80202

Telephone: (303) 295-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Westwater Resources, Inc. (the “Company,” “we,” “us” or “our”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 6,485,571 shares of common stock, par value $0.001 per share of the Company (“Common Stock”), consisting of (i) 6,100,000 shares of Common Stock reserved for issuance under the Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), and (ii) 385,571 shares of Common Stock reserved for issuance under the Westwater Resources, Inc. 2022 Employment Inducement Incentive Award Plan, as amended (the “Inducement Plan” and, together with the Omnibus Plan, the “Plans”).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

With respect to the Omnibus Plan, the shares of Common Stock being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which registration statements on Form S-8 (File Nos. 333-288389, 333-285433, 333-276320, 333-257421, 333-250866, 333-226927 and 333-193075) were previously filed with the Commission on June 27, 2025, February 28, 2025, December 29, 2023, June 25, 2021, November 23, 2020, August 20, 2018 and December 24, 2013, respectively.

With respect to the Inducement Plan, the shares of Common Stock being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which a registration statement on Form S-8 (File No. 333-264958) was previously filed with the Commission on May 13, 2022.

Pursuant to General Instruction E to Form S-8, the contents of the above referenced prior registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the SEC, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the SEC as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 12, 2026;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on April 1, 2026 and May 22, 2026; and

(d)   The description of the Company’s common stock contained in its Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The Delaware General Corporation Law (the “DGCL”) also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into an indemnification agreement with each director and officer that provides for indemnification and advancement of litigation expenses to fullest extent permitted by the DGCL.

We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company, as amended through April 22, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019).
4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated May 31, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 31, 2024).
4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated May 22, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 22, 2026).
4.4	Amended and Restated Bylaws of the Company, as amended March 18, 2024 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023).
5.1*	Opinion of Holland & Hart LLP as to the legality of the securities being registered.
23.1*	Consent of Holland & Hart LLP (included in Exhibit 5.1).
23.2*	Consent of Baker Tilly US, LLP.
24*	Power of Attorney (included on signature page).
99.1	Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2026).
99.2	Westwater Resources, Inc. 2022 Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 13, 2022).
99.3*	Amendment to Westwater Resources, Inc. 2022 Employment Inducement Incentive Award Plan
107*	Filing Fee Table.

* Filed herewith

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 2nd day of July 2026.

WESTWATER RESOURCES, INC.

By:	/s/ Frank Bakker
Name:	Frank Bakker
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank Bakker and Steven M. Cates, and each of them severally, as his or her true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her, and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Bakker	President, Chief Executive Officer and Director	July 2, 2026
Frank Bakker	(Principal Executive Officer)

/s/ Steven M. Cates	Senior Vice President – Finance and Chief Financial Officer	July 2, 2026
Steven M. Cates	(Principal Financial Officer and Principal Accounting Officer)

/s/ Terence J. Cryan	Director and Executive Chairman	July 2, 2026
Terence J. Cryan

/s/ Karli S. Anderson	Director	July 2, 2026
Karli S. Anderson

/s/ Tracy D. Pagliara	Director	July 2, 2026
Tracy D. Pagliara

/s/ Deborah A. Peacock	Director	July 2, 2026
Deborah A. Peacock